UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 1, 2006

IPSCO INC.

(Exact name of registrant as specified in its charter)

Canada	001-14568	98-0077354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 Warrenville Road, Suite 500, Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (630) 810-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (Amendment No. 2) amends the Current Report on Form 8-K/A dated February 13, 2007 and filed by the registrant on February 13, 2007, and Current Report on Form 8-K dated December 1, 2006. The Original Report was filed to report the acquisition of NS Group, Inc. by the registrant, through a wholly owned subsidiary of the registrant.  The Current Report filed February 13, 2007, sets forth the required financial information including pro forma financial statements for the registrant and NS Group, Inc.  Amendment No. 2 to Current Report on Form 8-K/A is being filed to reconcile United States GAAP results with Canadian GAAP results for the pro forma financial information as required by the Canadian Securities Regulators.

Item 9.01 Financial Statements and Exhibits.

Pro Forma Financial Information

Note 7 to the unaudited pro forma combined balance sheet of IPSCO Inc. as of September 30, 2006 and the unaudited pro forma combined statements of income for the nine months ended September 30, 2006 and for the year ended December 31, 2005 are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(d)         Exhibits

99.1

Note 7 to the unaudited pro forma combined balance sheet of IPSCO Inc. as of September 30, 2006, and the unaudited pro forma combined statements of income for the nine months ended September 30, 2006 and the year ended December 31, 2005 to reflect the significant differences between United States and Canadian generally accepted accounting principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPSCO Inc.

Date: March 23, 2007

By:	/s/ Leslie T. Lederer
Vice President, General Counsel &
Corporate Secretary